EXHIBIT 99.1

REVOCABLE PROXY

ALLIANCE BANK OF BATON ROUGE.

SPECIAL MEETING OF SHAREHOLDERS

February 18, 2004

The undersigned shareholder of Alliance Bank of Baton Rouge (the “Bank”) hereby appoints Eugene H. Owen and Thomas H. Turner, or either of them, with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of the Bank which the undersigned is entitled to vote at a Special Meeting of Shareholders, to be held at the Louisiana State Archives Building, 3851 Essen Lane, Baton Rouge, Louisiana on Wednesday, February 18, 2004 at 10:00 a.m., local time, and at any and all adjournments thereof (the “Special Meeting”), as indicated below.

I.	Approval of an Agreement and Plan of Merger pursuant to which, among other things, the Bank will merge with and into IBERIABANK, and on the effective date of the merger each outstanding share of common stock of the Bank will be converted into the right to receive 0.3 shares of IBERIABANK Corporation common stock.

FOR ☐	AGAINST ☐	ABSTAIN ☐

II.	Approval of a proposal to adjourn the Special Meeting to a later date or dates, if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the merger agreement.

FOR ☐	AGAINST ☐	ABSTAIN ☐

III.	Such other matters as may properly come before the Special Meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Bank at the Special Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given with respect to shares of common stock of the Bank which the undersigned is entitled to vote at the Special Meeting.

The undersigned shareholder acknowledges receipt from the Bank, prior to the execution of this proxy, of Notice of the Special Meeting and a Proxy Statement/Prospectus dated January 14, 2004.

Dated:                      , 2004

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE ACT PROMPTLY

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